UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 16, 2026

ALGORHYTHM HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900
Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 16, 2026, Algorhythm Holdings, Inc. (the “Company”) received a letter (the “Notification Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock (Nasdaq symbol: RIME) for the 30 consecutive business days from May 4, 2026 to June 15, 2026, the Company no longer meets the minimum bid price requirement of $1.00 per share set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market.

The Notification Letter states that the Company has a compliance period of 180 calendar days, or until December 14, 2026, to regain compliance with the minimum bid price requirement. If at any time during this compliance period the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide the Company written confirmation of compliance and the matter will be closed. Nasdaq may, in its discretion, require the Company to satisfy the minimum bid price requirement for a period in excess of ten consecutive business days before determining that the Company has demonstrated an ability to maintain long-term compliance.

The Notification Letter further states that if the Company does not regain compliance during the initial 180-calendar-day compliance period, the Company may be eligible for an additional 180-calendar-day compliance period, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (except the bid price requirement) and provides written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. If it appears to Nasdaq staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the additional compliance period, Nasdaq will provide notice that the Company’s securities will be subject to delisting.

The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market, and the Company’s common stock will continue to trade under the symbol “RIME” during the compliance period.

The Company intends to actively monitor the closing bid price of its common stock and consider available options to regain compliance with the minimum bid price requirement, including such actions as effecting a reverse stock split. There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement during the initial compliance period or any additional compliance period, or that the Company will otherwise maintain compliance with the other Nasdaq listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Alex Andre
	Name:	Alex Andre
	Title:	Chief Financial Officer and General Counsel